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                                                                    Exhibit 10.9

         DESCRIPTION OF COMPENSATION ARRANGEMENTS FOR EXECUTIVE OFFICERS

      Set forth below is a description of the compensation arrangements for each of our executive officers. The compensation arrangements consist of salary, annual incentive compensation, equity awards and certain perquisites. Each of our executive officers is an at-will employee of the company and we do not have agreements with any of our executive officers except as set forth below.

      The cash salary and bonus payable to each executive officer for 2005 is set forth below.

NAME AND POSITION     2005 BASE SALARY   2005 TARGET BONUS %
-----------------     ----------------   -------------------
Gregg L. Engles       $      1,070,000                 120
Michelle P. Goolsby            470,000                  65
Barry A. Fromberg              435,000                  65
Ronald H. Klein                310,000                  50
Pete Schenkel                  676,832                  90

      Annual cash bonus awards are determined in accordance with the Dean Foods Company Executive Incentive Compensation Plan, which is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2004. Awards of equity compensation are made in accordance with our 1997 Seventh Amended and Restated Stock Option and Restricted Stock Plan and our 1989 Third Amended and Restated Stock Award Plan (or any successor plans), filed as Exhibits 10.1 and 10.2, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2004.

      All executive officers are eligible to participate in our Post-2004 Executive Deferred Compensation Plan, filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2004.

      Our executive officers are entitled to all benefits generally available to all employees. In addition, our executive officers receive certain benefits payable under our Supplemental Executive Retirement Plan, filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2004, for the benefit of employees who receive salary and cash bonus in excess of the amount which IRS regulations allow to be taken into account under a 401K plan. Our executives also receive an annual physical examination benefit. Certain executive officers occasionally use our company planes for personal travel. Mr. Schenkel receives an automobile allowance and certain club memberships. Also, pursuant to certain agreements between Mr. Schenkel and our Southern Foods subsidiary that pre-date our purchase of that business from Mr. Schenkel in January 2000, Mr. Schenkel receives a lifetime supplemental health insurance benefit for himself and his wife.

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      Finally, we have entered into certain Change in Control agreements with our executive officers in the forms filed as Exhibits 10.18 and 10.19 to our Annual Report on Form 10-K for the year ended December 31, 2004.